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                                                             Exhibit (k) (iii)



September 5, 2003


New England Variable Life Separate Account
New England Life Insurance Company
501 Boylston Street
Boston, MA 02116


Ladies and Gentlemen:

      I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 for Zenith Survivorship Life 2002, issued through New England Variable Life Separate Account (File No. 333-89409).

                                          Very truly yours,


                                          /s/ Anne M. Goggin

                                          Anne M. Goggin
                                          Senior Vice President and
                                          General Counsel